Exhibit 10.2

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDMENT NO. 1 TO THE AMENDED AND RESTATED CREDIT AGREEMENT, dated as of July 10, 2015 (this “Amendment”), is among ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (the “Borrower”), the lenders parties hereto and NORDEA BANK FINLAND PLC, NEW YORK BRANCH, as administrative agent (the “Administrative Agent”).
PRELIMINARY STATEMENTS
(1)    The Borrower, the Lenders and the Administrative Agent are parties to a Credit Agreement dated as of November 19, 2010, as amended and restated as of August 23, 2013 (the “Existing Credit Agreement and, as amended hereby, the “Amended Credit Agreement”); and
(2)    The Borrower and each Lender have agreed to amend the Existing Credit Agreement as hereinafter set forth herein;
NOW, THEREFORE, the parties hereto hereby agree as follows:
SECTION 1. Defined Terms. Capitalized terms not otherwise defined in the Amendment shall have the same meanings as specified in the Existing Credit Agreement.
SECTION 2. Amendments to the Existing Credit Agreement. The Existing Credit Agreement is, effective as of the Amendment Effective Date (as defined below) and subject to the satisfaction of the conditions precedent set forth in Section 3, hereby amended as follows:
(a)The following definitions are added in Section 1.1 in appropriate alphabetical order:
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.
“Change of Control” means an event or series of events by which (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or (b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (as of July 10, 2015, Crimea, Cuba, Iran, North Korea, Sudan and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state, or any person owned or controlled by any such Person or Persons, or (b) any Person operating, organized or resident in a Sanctioned Country.
(b)    The definitions of “Existing Debt”, “Existing Group” and “Family Related Parties” in Section 1.1 are deleted in full.
(c)    The definitions of “Applicable Margin”, “Applicable Percentage”, “Defaulting Lender”, “Effective Date”, “FATCA” and “Loan Document” in Section 1.1 are amended in full to read as follows:
“Applicable Margin” means as of any date, a percentage per annum determined by reference to the Senior Debt Rating in effect on such date as set forth below:

Senior Debt Rating S&P/Moody’s	Applicable Margin for Base Rate Advances	Applicable Margin for LIBO Rate Advances and Swing Line Advances
Level 1 BBB+/Baa1 (or higher)	0.000%	1.000%
Level 2 BBB or Baa2	0.125%	1.125%
Level 3 BBB- or Baa3	0.250%	1.250%
Level 4 BB+ or Ba1	0.500%	1.500%
Level 5 BB or Ba2	0.700%	1.700%
Level 6 BB- or Ba3 (or lower)	1.000%	2.000%

“Applicable Percentage” means, as of any date a percentage per annum determined by reference to the Senior Debt Rating in effect on such date as set forth below:

Senior Debt Rating S&P/Moody’s	Applicable Percentage
Level 1 BBB+ or Baa1 or above	0.125%
Level 2 BBB or Baa2	0.150%
Level 3 BBB- or Baa3	0.200%
Level 4 BB+ or Ba1	0.250%
Level 5 BB or Ba2	0.300%
Level 6 Lower than Level 5	0.400%

“Defaulting Lender” means, subject to Section 2.15(d), at any time, any Lender that, at such time (a) has failed to (i) fund all or any portion of its Advances within two Business Days of the date such Advances were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Bank, any Swing Line Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Advances) within two Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Issuing Bank or Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a governmental authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such governmental authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(d)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, each Swing Line Bank and each Lender.
“Effective Date” means August 23, 2013.
“FATCA” means Sections 1471 through 1474 of the Code, as in effect at the date hereof (or any amended or successor version that is substantively comparable), any current or future regulations promulgated thereunder or official interpretations thereof, any agreements entered into pursuant to section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or official practices adopted pursuant to any published intergovernmental agreement entered into in connection with the implementation of such sections of the Code, any published intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such published intergovernmental agreements.
“Loan Document” means this Agreement, the Notes, if any, and each amendment hereto.
(d)    The definition of “Base Rate” in Section 1.1 is amended by adding to subsection (c) thereof immediately before the phrase “plus 1.00%” a new proviso to read as follows:
“; provided that if the rate determined under clause (i) or (ii) above shall be less than zero, such rate shall be deemed zero for purposes of this Agreement”.
(e)    The definition of “Commitment Termination Event” in Section 1.1 is amended by deleting the phrase “any Default” in clause (a) thereof and substituting therefor the phrase “any Event of Default”.
(f)    The definition of “LIBO Rate” in Section 1.1 is amended by adding to the end thereof the proviso “; and provided that if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement”.
(g)    Section 2.1(c) is amended by deleting the figure “$70,000,000” and substituting therefor the figure “$100,000,000.
(h)    The last sentence of Section 2.8(a) is amended in full to read as follows:
The Administrative Agent shall furnish to the Borrower and to the Lenders each determination of the LIBO Rate (it being understood that the Administrative Agent shall not be required to disclose to any party hereto (other than the Borrower) any information regarding any Reference Lender or any rate quoted by a Reference Lender, including, without limitation, whether a Reference Lender has provided a rate or the rate provided by any individual Reference Lender).

(i)    Section 3.3 is amended by (i) deleting the phrase “concerning capital adequacy” in the initial paragraph thereof and substituting therefor the phrase “concerning capital adequacy or liquidity” and (ii) deleting the phrase “any reserve or capital adequacy” in the subparagraph (c) thereof and substituting therefor the phrase “any reserve, liquidity or capital adequacy”.
(j)    Section 3.4 is amended by inserting immediately after the phrase “incur any loss or expense” the parenthetical phrase “(other than loss of profits, business or anticipated savings)”.
(k)    Section 3.5 is amended by deleting the phrase “capital adequacy” in both places such phrase appears and substituting therefor the phrase “capital adequacy or liquidity”.
(l)    Section 5.11 is amended in full to read as follows:
SECTION 5.11. Obligations rank pari passu. The Obligations rank at least pari passu in right of payment and in all other respects with all other unsecured unsubordinated Indebtedness of the Borrower other than Indebtedness preferred as a matter of law.
(m)    Section 5.18 is amended in full to read as follows:
SECTION 5.18. Compliance with Laws. The Borrower is in compliance with all applicable laws, rules, regulations and orders, except to the extent that the failure to so comply does not and could not reasonably be expected to have a Material Adverse Effect, and the Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. The Borrower and its Subsidiaries and, to the knowledge of the Borrower, their respective officers, employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions, in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Borrower being designated as a Sanctioned Person.  None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(n)    Section 5.19 is deleted in full.
(o)    Section 6.1.3 is amended by adding to the end thereof the following new clause (f):
(f)    The Borrower will maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.
(p)    Section 6.1.6 is amended by inserting immediately after the phrase “at reasonable time and intervals” the phrase “and upon reasonable prior notice”.
(q)    Section 6.2.2 is amended by (i) deleting the figure “3.5%” from clause (x) in subsection (d) thereof and substituting therefor the figure “5.0%”, (ii) by deleting the figure “$450,000,000” from clause (y) in subsection (d) thereof and substituting therefor the figure “$735,000,000” and (iii) by deleting clause (e) thereof in full.

(r)    Section 6.2.3 is amended by (i) deleting clause (a) thereof and substituting therefor the phrase “Intentionally omitted”, (ii) deleting the figure “3.5%” from clause (x) in subsection (c) thereof and substituting therefor the figure “5.0%” and (iii) by deleting the figure “$450,000,000” from clause (y) in subsection (c) thereof and substituting therefor the figure “$735,000,000”.
(s)    Section 6.2.5(b) is amended by deleting the figure “$50,000,000” and substituting therefor the figure “$100,000,000”.
(t)    Section 6.2.7(a) is amended by (i) deleting the figure “7.5%” from clause (x) in subsection (i) thereof and substituting therefor the figure “12.5%”, (ii) by deleting the figure “$400,000,000” from clause (y) in subsection (i) thereof and substituting therefor the figure “$675,000,000” and (iii) by deleting the figure “$50,000,000” from clause (ii) thereof and substituting therefor the figure “$250,000,000”.
(u)    Section 6.2.8 is amended in full to read as follows:
SECTION 6.2.8. Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower and its Subsidiaries shall not use the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in violation of Sanctions applicable to any party hereto.
(v)    Section 7.1.2 is amended in full to read as follows:
SECTION 7.1.2. Breach of Warranty. Any representation or warranty of the Borrower made or deemed to be made hereunder or under any other Loan Document (including any certificates delivered pursuant to Article IV) is or shall be incorrect in any material respect when made.
(w)    Section 7.1.4 is amended in full to read as follows:
SECTION 7.1.4. Default on Other Indebtedness. (a) The Borrower or any of its Principal Subsidiaries shall fail to pay any Indebtedness that is outstanding in a principal amount of at least $100,000,000 (or the equivalent in other currencies) in the aggregate (but excluding Indebtedness hereunder or with respect to the Hedging Instruments) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, (b) the occurrence under any Hedging Instrument of an Early Termination Date (as defined in such Hedging Instrument) resulting from (A) any event of default under such Hedging Instrument as to which the Borrower is the Defaulting Party (as defined in such Hedging Instrument) or (B) any Termination Event (as so defined) as to which the Borrower is an Affected Party (as so defined) and, in either event, the termination value with respect to any such Hedging Instrument owed by the Borrower as a result thereof is greater than $100,000,000 and the Borrower fails to pay such termination value when due after applicable grace periods or (c) any other event shall occur or condition shall exist under any agreement or instrument evidencing, securing or relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to cause or permit the holder or holders of such Indebtedness to cause such Indebtedness to become due and payable prior to its scheduled maturity (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness); or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption or by voluntary agreement), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness is required to be made, in each case prior to the scheduled maturity thereof (other than as a result of any sale or other disposition of any property or assets under the terms of such Indebtedness). For purposes of determining Indebtedness for any Hedging Instrument, the principal amount of the obligations under any such instrument at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or any Principal Subsidiary would be required to pay if such instrument were terminated at such time.
(x)    Section 7.1.5(a) is amended by deleting the figure “$50,000,000” and substituting therefor the figure “$100,000,000”.
(y)    Section 7.1.6 is amended by deleting the figure “30” in each place such figure appears and substituting therefor the figure “60”.
(z)    Section 8.1.1 is amended in full to read as follows:
SECTION 8.1.1. Change of Control. There occurs any Change of Control.
(aa)    Section 8.1.2 is amended by deleting such section in full and substituting therefor the phrase “Intentionally omitted”.
(bb)    Section 8.1.6 is amended by deleting the figure “$50,000,000” and substituting therefor the figure “$100,000,000”.
(cc)    Section 11.11.1(a)(ii) is amended by deleting the phrase “no Event of Default or Prepayment Event has occurred and is continuing” and substituting therefor the phrase “no Event of Default under Sections 7.1.1, 7.1.4(a) or 7.1.6 has occurred and is continuing”.
(dd)    Section 11.11.1(c)(i) is amended by deleting the phrase “an Event of Default or Prepayment Event has occurred and is continuing” and substituting therefor the phrase “an Event of Default under Sections 7.1.1, 7.1.4(a) or 7.1.6 has occurred and is continuing”.
(ee)    Section 11.18 is amended by adding a third paragraph thereto to read as follows:
The Administrative Agent agrees (i) to keep confidential the rates to be used in the calculation of the LIBO Rate supplied by each Reference Lender pursuant to or in connection with this Agreement and (ii) that it has developed procedures to ensure that such rates are not submitted by the Reference Lenders to, or shared with, any individual who is formally designated as being involved in the ICE LIBOR submission process; provided that such rates may be shared with the Borrower and any of its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates that have a commercially reasonable business need to know such rates, subject to an agreement by the recipient thereof to comply with the provisions of this paragraph as if it were the Administrative Agent.

SECTION 3. Conditions of Effectiveness. This Amendment shall become effective as of the date first above written (the “Amendment Effective Date”) when and only if this Amendment shall have been executed by the Borrower and each Lender and the Administrative Agent shall have additionally received a certificate in form and substance satisfactory to the Administrative Agent, dated the Amendment Effective Date, of the Secretary or Assistant Secretary of the Borrower as to the incumbency and signatures of those of its officers authorized to act with respect to this Amendment and as to the truth and completeness of the attached resolutions of its Board of Directors then in full force and effect authorizing the execution, delivery and performance of this Amendment.
SECTION 4. Representation and Warranty. To induce the Lenders to enter into this Amendment, the Borrower represents and warrants that, as of the Amendment Effective Date:
(a)    the representations and warranties contained in Article V of the Amended Credit Agreement (excluding, however the representations and warranties contained in Sections 5.9, 5.10 and 5.12 of the Amended Credit Agreement) are true and correct in all material respects except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct, on and as of the Amendment Effective Date;
(b)    no Default and no Prepayment Event and no event which (with notice or lapse of time or both) would become a Prepayment Event has occurred and is continuing under the Amended Credit Agreement;
(c)    the execution, delivery and performance by the Borrower of this Amendment and the Amended Credit Agreement are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not:
(i)    contravene the Borrower’s Organic Documents;
(ii)    contravene any law or governmental regulation of any Applicable Jurisdiction except as would not reasonably be expected to result in a Material Adverse Effect;
(iii)    contravene any contractual restriction binding on the Borrower or any of its property except as would not reasonably be expected to result in a Material Adverse Effect; or
(iv)    result in, or require the creation or imposition of, any Lien on any of the Borrower’s properties except as would not reasonably be expected to result in a Material Adverse Effect;
(d)    no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment or the other Loan Documents as amended hereby (except for authorizations or approvals not required to be obtained on or prior to the Amendment Effective Date that have been obtained or actions not required to be taken on or prior to the Amendment Effective Date that have been taken); and
(e)    this Amendment and the Loan Documents amended hereby constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

SECTION 5. Reference to and Effect on the Existing Credit Agreement and the Notes. (a) On and after the effectiveness of this Amendment, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement, and each reference in the Note to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.
(b)    The Amended Credit Agreement and the Notes, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender under the Existing Credit Agreement, nor constitute a waiver of any provision of the Existing Credit Agreement.
(d)    For purposes of determining withholding Taxes imposed under FATCA, from and after the Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Amendment and the Advances as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i) with respect to any payments of United States source income (within the meaning of FATCA) made by or on behalf of the Borrower.
SECTION 6. Costs and Expenses. The Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other documents to be delivered hereunder (including the reasonable and documented fees and expenses of one single counsel and one local counsel, if any, for the Administrative Agent) in accordance with the terms of Section 11.3 of the Existing Credit Agreement.
SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ROYAL CARIBBEAN CRUISES LTD.

/s/ Antje M. Gibson
By _________________________
Name: Antje M. Gibson
Title: Vice President, Treasurer

ACCEPTED AND AGREED:
NORDEA BANK FINLAND PLC, NEW YORK BRANCH,
as Administrative Agent and as Lender
/s/ Martin Lunder
By _________________________
Name: Martin Lunder
Title: Senior Vice President
/s/ Lynn Sauro
By _________________________
Name: Lynn Sauro
Title: Vice President
THE BANK OF NOVA SCOTIA
/s/ Chad Hale
By _________________________
Name: Chad Hale
Title: Senior Vice President
MIZUHO BANK, LTD.
/s/ Donna DeMagistris
By _________________________
Name: Donna DeMagistris
Title: Authorized Signatory
SKANDINVISKA ENSKILDA BANKEN AB (PUBL)
/s/ Andreas Thelmer
By _________________________
Name: Andreas Thelmer
Title: Client Associate
/s/ Simon Wakefield
By _________________________
Name: Simon Wakefield
Title: Head of Acquisition Finance
CITIBANK, N.A.
/s/ Brian Rolli
By _________________________
Name: Brian Rolli
Title: Vice President

DNB CAPITAL LLC
/s/ Cathleen Buckley
By _________________________
Name: Cathleen Buckley
Title: Senior Vice President
/s/ Stian Lovseth
By _________________________
Name: Stian Lovseth
Title: First Vice President
HSBC BANK USA, NATIONAL ASSOCIATION
/s/ Peter Hart
By _________________________
Name: Peter Hart
Title: Vice President
COMPASS BANK
/s/ Daniel Feldman
By _________________________
Name: Daniel Feldman
Title: Vice President
INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH
/s/ Yuqiang Xiao
By _________________________
Name: Yuqiang Xiao
Title: General Manager
SOCIETE GENERALE
/s/ Linda Tam
By _________________________
Name: Linda Tam
Title: Director
SUNTRUST BANK
/s/ Martin E. Sapp
By _________________________
Name: Martin E. Sapp
Title: First Vice President

SUMITOMO MITSUI BANKING CORPORATION
/s/ James D. Weinstein
By _________________________
Name: James D. Weinstein
Title: Managing Director
BANK OF AMERICA, N.A.
/s/ Brian D. Corum
By _________________________
Name: Brian D. Corum
Title: Managing Director
THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
/s/ Lawrence Elkins
By _________________________
Name: Lawrence Elkins
Title: Vice President
SANTANDER BANK, N.A.
/s/ William Maag
By _________________________
Name: William Maag
Title: Managing Director
GOLDMAN SACHS BANK USA
/s/ Michelle Latzoni
By _________________________
Name: Michelle Latzoni
Title: Authorized Signatory
JP MORGAN CHASE BANK, N.A.
/s/ Nadeige Dang
By _________________________
Name: Nadeige Dang
Title: Vice President
MORGAN STANLEY BANK, N.A.
/s/ Michael King
By _________________________
Name: Michael King
Title: Authorized Signatory

U.S. BANK, NATIONAL ASSOCIATION
/s/ Patrick McGraw
By _________________________
Name: Patrick McGraw
Title: Senior Vice President
PNC BANK, NATIONAL ASSOCIATION
/s/ Britton Core
By _________________________
Name: Britton Core
Title: Senior Vice President
SABADELL UNITED BANK, N.A.
/s/ Mario Trueba
By _________________________
Name: Mario Trueba
Title: CEO
BARCLAYS BANK PLC
/s/ Ronnie Glenn
By _________________________
Name: Ronnie Glenn
Title: Vice President
FIFTH THIRD BANK
/s/ John A. Marian
By _________________________
Name: John A. Marian
Title: Vice President